EXHIBIT 10.16

Award Summary – 2004 Non-Employee Director Equity Grant

[First Name] [Last Name]

Restricted Stock Units	Date of Agreement and Award:	[Date]

	Number of Restricted Stock Units:	[Number] RSUs

	Vesting Date:	Earlier of (a) one year from Date of Award or (b) day prior to date of following year’s annual meeting of shareholders or (c) date of death